UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2018

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction	000-52015	47-0848102
of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2018, Western Capital Resources, Inc. (the “Company”) and certain of its subsidiaries entered into a Consent and Fourth Loan Modification Agreement (the “Amendment”) with Fifth Third Bank, which amends the Credit Agreement (the “Credit Agreement”) dated April 21, 2016, as amended, between the Company and Fifth Third Bank. The Amendment amended the Credit Agreement by: (a) extending the maturity date under the Credit Agreement to April 21, 2020; (b) removing the consolidated leverage ratio and consolidated fixed charge coverage ratio financial tests; and (c) adding a financial test that the Company maintain liquid assets of not less than (i) the outstanding principal balance of all acquisition loans under the Credit Agreement, plus (ii) the outstanding principal balance of all revolving loans under the Credit Agreement, plus (iii) $10,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which the Company is filing as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The exhibit set forth in the following Exhibit Index is being filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Consent and Fourth Amendment Agreement, dated April 26, 2018, by and among the Company, certain subsidiaries named therein and Fifth Third Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: May 2, 2018	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer